SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2003

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

(206) 282-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure

In connection with the proposed merger of Cell Therapeutics, Inc. (“CTI”) and Novuspharma, S.p.A. (“Novuspharma”) (the “Merger”), on December 29, 2003, CTI and Novuspharma filed a deed of merger (the “Merger Deed”) with the Register of Enterprises in Milan, Italy, and CTI filed Articles of Merger with the Secretary of State for the State of Washington (the “Articles of Merger”). Both the Merger Deed and the Articles of Merger indicated that the Merger would be effective on January 1, 2004. Shares of CTI’s common stock are expected to begin trading on the Italian Nuovo Mercato on January 2, 2004.

In connection with the closing of the Merger, Novuspharma will pay an aggregate of approximately Euro 4.06 million for the shares that were withdrawn by Novuspharma shareholders in accordance with Italian laws and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELL THERAPEUTICS, INC.
a Washington corporation

December 29, 2003	By:	/s/ JAMES A. BIANCO
James A. Bianco, M.D.
President and Chief Executive Officer